Exhibit 99.3
RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 (“Article 11”) and should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Riley Exploration Permian, Inc. (“Riley Permian”) and the historical consolidated financial position and results of operations of Silverback Exploration II, LLC (“Silverback”) after giving effect to the Silverback Acquisition as further described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below. The unaudited pro forma condensed combined financial information has been prepared to give effect to the following (collectively, the “Transactions”):
◦Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired and liabilities assumed of Silverback will be recorded by Riley Permian at their respective fair values as of the closing date;
◦Preliminary adjustments to conform the financial presentation of Silverback to those of Riley Permian;
◦Other transaction accounting adjustments, including transaction costs of the Silverback Acquisition; and
◦Other financing transaction accounting adjustments, including the effect of the drawdown on the credit facility.
The following pro forma financial statements and related notes are based on and should be read in conjunction with:
◦The historical audited consolidated financial statements of Riley Permian and the related notes included in Riley Permian’s Annual Report on Form 10-K as of and for the year ended December 31, 2024;
◦The historical audited consolidated financial statements of Silverback and the related notes included herein as of and for the year ended December 31, 2024;
◦The historical unaudited condensed consolidated financial statements of Riley Permian and the related notes included in Riley Permian’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2025; and
◦The historical unaudited condensed consolidated financial statements of Silverback and the related notes included herein as of and for the three months ended March 31, 2025.
The unaudited pro forma condensed combined balance sheet as of March 31, 2025, gives pro forma effect to the Transactions as if they had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, give pro forma effect to the Transactions as if they had been consummated on January 1, 2024.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby Riley Permian is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill, if applicable. The assets and liabilities of Silverback have been measured based on various preliminary estimates using assumptions that Riley Permian believes are reasonable based on information that is currently available. As a result, the unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions occurred on the dates indicated.

The unaudited pro forma condensed combined financial information appearing below is based on available preliminary information and certain assumptions that are believed to be reasonable as of the date of this Form 8-K/A, and also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. Future results may vary significantly from the results reflected because of various factors. As of the date of this filing, the valuation of the identifiable assets acquired and liabilities assumed remains ongoing and adjustments may be made. Riley Permian expects to complete the final purchase price allocation during the 12-month period subsequent to the close date.

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
	Historical				Transaction Accounting Adjustments
	Riley Permian	Silverback	Reclass Adjustments		Financing		Acquisition		Pro Forma Combined
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$8,857	$11,824	$—		$125,000	4(a)	$(127,516)	4(b)	$18,165
Accounts receivable, net	37,518	—	11,936	2(a)	—		(63)	4(c)	49,391
Oil, gas and liquid sales	—	8,085	(8,085)	2(a)	—		—		—
Joint interest owners	—	3,554	(3,554)	2(a)	—		—		—
Other	—	297	(297)	2(a)	—		—		—
Prepaid expenses	1,838	—	1,670	2(b)	—		—		3,508
Prepaid expenses and other current assets		1,670	(1,670)	2(b)			—		—
Inventory	4,346	6,880	—		—		—		11,226
Current derivative assets	1,253	—	334	2(c)	—		—		1,587
Derivative instruments	—	334	(334)	2(c)	—		—		—
Total Current Assets	53,812	32,644	—		125,000		(127,579)		83,877
Oil and natural gas properties, net (successful efforts)	864,655	—	175,150	2(d)	—		(42,949)	4(c)(d)	996,856
Oil, gas and liquid properties, successful efforts method, net	—	175,149	(175,149)	2(d)	—		—		—
Prepaid drilling costs	—	1	(1)	2(d)	—		—		—
Other property and equipment, net	34,968	630	—		—		—		35,598
Non-current derivative assets	36	—	—		—		—		36
Equity method investment	28,942	—	—		—		—		28,942
Other non-current assets, net	12,531	609	—		—		—		13,140
Total Assets	$994,944	$209,033	$—		$125,000		$(170,528)		$1,158,449
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$18,134	$3,638	$—		$—		$(7)	4(c)	$21,765
Accrued liabilities	31,588	13,824	—		—		2,030	4(e)	47,442
Revenue payable	34,161	—	—		—		—		34,161
Current derivative liabilities	2,659	—	204	2(e)	—		—		2,863
Derivative instruments	—	204	(204)	2(e)	—		—		—
Current portion of long-term debt	20,000	—	—		—		—		20,000
Other current liabilities	15,292	—	763	2(f)	—		700	4(c)(g)	16,755
Asset retirement obligation	—	763	(763)	2(f)	—		—		—
Total Current Liabilities	121,834	18,429	—		—		2,723		142,986
Non-current derivative liabilities	2,160	—	—		—		—		2,160
Asset retirement obligations	33,340	25,502	—		—		(7,216)	4(c)(g)	51,626
Long-term debt	229,342	4,671	—		125,000	4(a)	(4,671)	4(f)	354,342
Deferred tax liabilities	74,721	—	—		—		—		74,721
Other non-current liabilities	1,164	—	—		—		3,100	4(h)	4,264
Total Liabilities	462,561	48,602	—		125,000		(6,064)		630,099
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—	—		—		—		—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,885,008 shares issued and outstanding at March 31, 2025	21	—	—		—		—		21
Additional paid-in capital	311,529	—	—		—		—		311,529
Members' Equity	—	160,431	—		—		(160,431)	4(i)	—
Retained earnings	220,833	—	—		—		(4,033)	4(i)	216,800
Total Shareholders' Equity	532,383	160,431	—		—		(164,464)		528,350
Total Liabilities and Shareholders' Equity	$994,944	$209,033	$—		$125,000		$(170,528)		$1,158,449

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2025

	Historical				Transaction Accounting Adjustments
	Riley Permian	Silverback	Reclass Adjustments		Financing		Acquisition		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$102,457	$—	$20,514	2(g)	$—		$—		$122,971
Oil, natural gas, liquids and other sales	—	21,595	(21,595)	2(g)	—		—		—
Total Revenues	102,457	21,595	(1,081)		—		—		122,971
Costs and Expenses:									—
Lease operating expenses	18,331	3,591	1,023	2(h)	—		—		22,945
Workover expense	—	1,023	(1,023)	2(h)	—		—		—
Gathering, processing and marketing	—	1,081	(1,081)	2(g)	—		—		—
Production and ad valorem taxes	6,670	1,682	—		—		—		8,352
Exploration costs	9	—	104	2(i)	—		—		113
Exploration and rentals	—	104	(104)	2(i)	—		—		—
Depletion, depreciation, amortization and accretion	19,138	9,833	—		—		(3,936)	5(b)	25,035
General and administrative:					—				—
Administrative costs	7,438	—	1,687	2(j)(m)	—		—		9,125
Share-based compensation expense	1,369	—	—		—		—		1,369
General and administrative	—	1,683	(1,683)	2(j)	—		—		—
Transaction costs	—	54	—		—		—		54
Total Cost and Expenses	52,955	19,051	(1,077)		—		(3,936)		66,993
Income from Operations	49,502	2,544	(4)		—		3,936		55,978
Other Income (Expense):									—
Interest expense, net	(6,661)	(226)	—		(2,368)	5(a)	226	5(d)	(9,029)
Gain (loss) on derivatives, net	(5,850)	—	(74)	2(k)	—		—		(5,924)
Unrealized commodity derivative loss	—	(168)	168	2(k)	—		—		—
Realized commodity derivative gain	—	94	(94)	2(k)	—		—		—
Gain on sale of oil and gas properties	—	1,123	—		—		(1,123)	5(e)	—
Other loss	—	(4)	4	2(m)	—		—		—
Loss from equity method investment	(119)	—	—		—		—		(119)
Total Other Income (Expense)	(12,630)	819	4		(2,368)		(897)		(15,072)
Net Income from Operations before Income Taxes	36,872	3,363	—		(2,368)		3,039		40,906
Income tax expense	(8,239)	—	—		609	5(f)	(1,645)	5(f)	(9,275)
Net Income	$28,633	$3,363	$—		$(1,759)		$1,394		$31,631

Net Income per Share:
Basic	$1.36								$1.50	5(g)
Diluted	$1.36								$1.50	5(g)
Weighted Average Common Shares Outstanding:
Basic	21,111								21,111
Diluted	21,111								21,111

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024

	Historical				Transaction Accounting Adjustments
	Riley Permian	Silverback	Reclass Adjustments		Financing		Acquisition		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$409,801	$—	$74,394	2(g)	$—		$—		$484,195
Oil, natural gas, liquids and other sales	—	77,825	(77,825)	2(g)	—		—		—
Contract services - related parties	380	—	—				—		380
Total Revenues	410,181	77,825	(3,431)		—		—		484,575
Costs and Expenses:
Lease operating expenses	71,463	13,012	7,083	2(h)	—		—		91,558
Workover expense	—	7,083	(7,083)	2(h)	—		—		—
Gathering, processing and marketing	—	3,431	(3,431)	2(g)	—		—		—
Production and ad valorem taxes	29,428	6,238	—		—		—		35,666
Exploration costs	2,595	—	292	2(i)	—		—		2,887
Exploration and rentals	—	292	(292)	2(i)	—				—
Depletion, depreciation, amortization and accretion	74,900	32,636	—		—		(13,034)	5(b)	94,502
Impairment of oil and natural gas properties	11,317	—	—		—		—		11,317
Impairment expense	—	3,091	(3,091)	2(l)	—		—		—
Other impairments	30,158	—	3,091	2(l)			—		33,249
General and administrative:									—
Administrative costs	26,551	—	12,303	2(j)(m)			—		38,854
Share-based compensation expense	8,138	—	—		—		—		8,138
General and administrative	—	11,982	(11,982)	2(j)	—		—		—
Cost of contract services - related parties	363	—	—		—		—		363
Transaction costs	1,573	235	—		—		4,033	5(c)	5,841
Credit loss expense	—	5	(5)	2(m)			—		—
Total Cost and Expenses	256,486	78,005	(3,115)		—		(9,001)		322,375
Income (Loss) from Operations	153,695	(180)	(316)		—		9,001		162,200
Other Income (Expense):					—				—
Interest expense, net	(34,338)	(1,348)	—		(9,474)	5(a)	1,348	5(d)	(43,812)
Gain (loss) on derivatives, net	(1,665)	—	(1,134)	2(k)	—		—		(2,799)
Unrealized commodity derivative loss	—	(1,886)	1,886	2(k)	—		—		—
Realized commodity derivative gain	—	752	(752)	2(k)	—		—		—
Other expense	—	(316)	316	2(m)	—		—		—
Loss from equity method investment	(721)	—	—		—		—		(721)
Total Other Income (Expense)	(36,724)	(2,798)	316		(9,474)		1,348		(47,332)
Net Income (Loss) from Operations Before Income Taxes	116,971	(2,978)	—		(9,474)		10,349		114,868
Income tax expense	(28,074)	—	—		2,435	5(f)	(1,894)	5(f)	(27,533)
Net Income (Loss)	$88,897	$(2,978)	$—		$(7,039)		$8,455		$87,335

Net Income per Share:
Basic	$4.29								$4.22	5(g)
Diluted	$4.26								$4.18	5(g)
Weighted Average Common Shares Outstanding:
Basic	20,712								20,712
Diluted	20,875								20,875

Exhibit 99.3
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions and Basis of Presentation
Acquisition of Silverback
On July 1, 2025 (“Closing Date”), Riley Permian completed its previously announced acquisition of 100% of the ownership interests of Silverback (the “Silverback Acquisition”). The Silverback Acquisition was completed pursuant to the securities purchase agreement (the “Purchase Agreement”) dated May 3, 2025, which provided for an aggregate purchase price of approximately $142 million, subject to customary purchase price adjustments, plus quarterly earnout payments of up to approximately $1.9 million per fiscal quarter during calendar years 2026 and 2027, contingent upon the NYMEX WTI quarterly average exceeding specified thresholds ranging $70 to $75 per barrel or higher. At closing on July 1, 2025, the fair value of the consideration transferred was adjusted to approximately $129 million, which reflected certain purchase price adjustments and inclusion of the fair value of the contingent consideration. We funded the cash consideration with borrowings from our revolving credit facility.
Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. The unaudited pro forma condensed combined balance sheet as of March 31, 2025, combines the historical unaudited condensed consolidated balance sheets of Riley Permian and Silverback, giving effect to the Transactions as if they had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, combines the historical condensed consolidated statements of operations of Riley Permian and Silverback, giving effect to the Transactions as if they had been consummated on January 1, 2024.
The pro forma financial statements and explanatory notes have been prepared to illustrate the effects of the Silverback Acquisition under the acquisition method of accounting whereby Riley Permian is considered the accounting acquirer. The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined company. The results of operations of the combined company will be reported prospectively after closing following completion of the Silverback Acquisition. Under the acquisition method of accounting, the assets and liabilities of Silverback, as of closing, will be recorded by Riley Permian at their estimated fair values and any excess of the consideration transferred over the fair value of Silverback’s net assets will be allocated to goodwill, if applicable. The pro forma allocation of the consideration transferred reflected in the pro forma financial statements is subject to adjustment and may vary materially from the actual allocation that will be recorded as of the closing date.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Silverback Acquisition.
Note 2. Significant Accounting Policies and Reclassification Adjustments
During the preparation of the pro forma financial statements, Riley Permian performed a preliminary analysis of Silverback’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of Riley Permian. Accordingly, certain reclassification adjustments have been made to conform Silverback’s historical financial statements to the presentation used by Riley Permian in the preparation of the pro forma financial statements.
The following reclassification adjustments were made to conform the presentation of Silverback’s historical condensed consolidated balance sheet as of March 31, 2025, to Riley Permian’s presentation:
(a)Represents a reclassification from accounts receivable oil, gas and liquid sales, joint interest owners and other to accounts receivable, net.
(b)Represents a reclassification from prepaid expenses and other current assets to prepaid expenses.
(c)Represents a reclassification from derivative instruments to current derivative assets.

Exhibit 99.3
(d)Represents a reclassification from oil, gas and liquid properties, successful efforts method, net and prepaid drilling costs to oil and natural gas properties, net (successful efforts).
(e)Represents a reclassification from derivative instruments to current derivative liabilities.
(f)Represents a reclassification from asset retirement obligation to other current liabilities.
The following reclassification adjustments were made to conform the presentation of Silverback’s historical condensed consolidated statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, to Riley Permian’s presentation:
(g)Represents a reclassification from oil, natural gas, liquids and other sales and gathering, processing and marketing to oil and natural gas sales, net.
(h)Represents a reclassification from workover expense to lease operating expenses.
(i)Represents a reclassification from exploration and rentals to exploration costs.
(j)Represents a reclassification from general and administrative to administrative costs.
(k)Represents a reclassification from unrealized commodity derivative loss and realized commodity derivative gain to gain (loss) on derivatives, net.
(l)Represents a reclassification from impairment expense to other impairments.
(m)Represents a reclassification from other loss, other expense and credit loss expense to administrative costs.
Note 3. Preliminary Purchase Price Allocation
Preliminary Purchase Price Allocation
The preliminary consideration transferred is allocated to the identifiable assets acquired and liabilities assumed of Silverback based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which Riley Permian believes are reasonable. The following table sets forth a preliminary allocation of the preliminary consideration transferred to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Silverback using Silverback’s balance sheet as of March 31, 2025, adjusted for reclassifications and presentational alignment to that of Riley Permian’s historical financial information:

Exhibit 99.3

Preliminary Purchase Price Allocation
(In thousands)
Cash consideration paid to Sellers upon closing	$125,513
Preliminary estimated fair value of Earnout	3,100
Total consideration transferred	$128,613

Fair value of assets acquired:
Cash	$11,824
Accounts receivable	11,873
Prepaid expenses	1,670
Inventory	6,880
Current derivative assets	334
Oil and natural gas properties (successful efforts)	132,201
Other property and equipment	630
Other non-current assets	609
Amount attributable to assets acquired	$166,021

Fair value of liabilities assumed:
Accounts payable	$3,631
Accrued liabilities	13,824
Current derivative liabilities	204
Asset retirement obligations	19,749
Amount attributable to liabilities assumed	$37,408
Net assets acquired	$128,613
Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of March 31, 2025, as follows:
Financing Transaction Accounting Adjustments
(a)Represents the borrowings of $125 million of principal amount under the terms of Riley Permian’s revolving credit facility. Riley Permian used the proceeds from the additional borrowings to fund the Silverback Acquisition and for general corporate purposes.
Acquisition Transaction Accounting Adjustments
(b)Represents an adjustment of $127.5 million to decrease the amount of cash, which was determined as follows:

As of March 31, 2025
(In thousands)
Cash consideration transferred	$(125,513)
Transaction costs paid at closing	(2,003)
Pro forma net adjustment to cash	$(127,516)
(c)Represents an adjustment to remove assets not acquired and liabilities not assumed in the Silverback Acquisition.

Exhibit 99.3
(d)Represents an adjustment of $38.8 million to the carrying amounts of Silverback’s oil and natural gas properties from their recorded net book values to their preliminary estimated fair values.
(e)Represents an adjustment of $2.0 million to record estimated transaction costs expected to be incurred by Riley Permian as an increase to accrued liabilities and a corresponding decrease to retained earnings. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.
(f)Represents an adjustment of $4.7 million to long-term debt to reflect the settlement of Silverback’s historical long-term debt prior to the consummation of the Silverback Acquisition.
(g)Represents an adjustment of $5.1 million to the carrying amount of Silverback’s asset retirement obligations from their recorded net book values to their preliminary estimated fair values.
(h)Represents an adjustment of $3.1 million to reflect the fair value of contingent consideration in connection with the Silverback Acquisition.
(i)The following table summarizes the transaction accounting adjustments impacting the historical equity balances of Silverback:

	Adjustments to Silverback Equity	Transaction Costs	Total Transaction Accounting Adjustments
	(In thousands)
Preferred Stock	$—	$—	$—
Common Stock	—	—	—
Additional paid-in capital	—	—	—
Members' Equity	(160,431)	—	(160,431)
Retained earnings	—	(4,033)	(4,033)
Pro forma net adjustments to equity	$(160,431)	$(4,033)	$(164,464)
Elimination of Silverback’s Historical Equity: Represents the elimination of Silverback’s historical equity balances as of March 31, 2025.
Transaction Costs: Represents $4.0 million of estimated transaction costs expected to be incurred in connection with the Silverback Acquisition.
Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, as follows:
Financing Transaction Accounting Adjustments
(a)Represents an adjustment to interest expense related to the borrowings under the terms of Riley Permian’s revolving credit facility.
A 1/8 percent variance in the effective interest rate on the borrowings used to finance the Silverback Acquisition would result in a change in interest expense of approximately $39 thousand and $156 thousand for the three months ended March 31, 2025, and for the year ended December 31, 2024, respectively.
Acquisition Transaction Accounting Adjustments
(b)Represents an adjustment to reflect a decrease in depletion, depreciation, amortization and accretion expense of $3.9 million and $13.0 million for the three months ended March 31, 2025, and for the year ended December 31, 2024, respectively. This adjustment was calculated in accordance with the successful efforts method of accounting for oil and gas properties, which were based on the preliminary purchase price allocation of the estimated fair value of Silverback’s oil and natural gas properties.

Exhibit 99.3
(c)Represents an adjustment of $4.0 million to record estimated transaction costs expected to be incurred by Riley Permian in connection with the Silverback Acquisition for the year ended December 31, 2024. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.
(d)Represents an adjustment to eliminate Silverback’s historical interest expense related to its settlement of long-term debt prior to the consummation of the Silverback Acquisition.
(e)Represents an adjustment to eliminate Silverback’s historical gain on sale of oil and gas properties related to assets not acquired and liabilities not assumed in the Silverback Acquisition.
(f)Represents the estimated income tax impact of adjustments to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024. A blended statutory rate of 25.7% has been assumed for both periods for purposes of the pro forma adjustments. The blended statutory rate is not necessarily indicative of the effective tax rate of the combined company.
(g)The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of Riley Permian. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
	(In thousands)
Pro forma net income	$31,631	$87,335

Basic weighted-average common shares outstanding	21,111	20,712
Restricted shares	—	163
Diluted weighted-average common shares outstanding	21,111	20,875

Basic net income per common share	$1.50	$4.22
Diluted net income per common share	$1.50	$4.18
Note 6. Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following estimated pro forma oil and gas reserves information is not necessarily indicative of the results that might have occurred had the Transactions been consummated on January 1, 2024, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors. The reserve information for the Company has been prepared by Ryder Scott, LLC, independent petroleum engineers. Silverback’s reserve information has been prepared by Silverback’s independent reservoir engineers. An explanation of the underlying methodology applied to the Company’s reserve information, as required by SEC regulations, can be found within the Annual Report on Form 10-K as of and for the year ended December 31, 2024. The Silverback reserve information is provided and discussed in the footnotes to their financial statements for the year ended December 31, 2024, included elsewhere in this filing; and, this Silverback reserve information is reflective of the historical assumptions and development plans of Silverback at that time. The following tables set forth the estimated pro forma combined proved developed and undeveloped reserves information as of December 31, 2024, along with a summary of changes in quantities of remaining proved and unproved reserves during the year ended December 31, 2024:

Exhibit 99.3

	Oil (MBbls)
	Historical		Pro Forma Combined
	Riley Permian	Silverback

December 31, 2023	66,308	20,587	86,895
Acquisitions	1,989	—	1,989
Extensions and discoveries	8,894	406	9,300
Revisions	(5,137)	(3,914)	(9,051)
Production	(5,519)	(1,050)	(6,569)
December 31, 2024	66,535	16,029	82,564

Proved Developed Reserves, Included Above:
December 31, 2023	36,731	3,204	39,935
December 31, 2024	40,111	3,470	43,581

Proved Undeveloped Reserves, Included Above
December 31, 2023	29,577	17,383	46,960
December 31, 2024	26,424	12,560	38,984

	Natural Gas (MMcf)
	Historical		Pro Forma Combined
	Riley Permian	Silverback

December 31, 2023	123,948	37,354	161,302
Acquisitions	6,624	—	6,624
Extensions and discoveries	17,218	1,023	18,241
Revisions	21,933	(2,299)	19,634
Production	(7,484)	(2,811)	(10,295)
December 31, 2024	162,239	33,267	195,506

Proved Developed Reserves, Included Above:
December 31, 2023	71,671	6,721	78,392
December 31, 2024	103,337	8,314	111,651

Proved Undeveloped Reserves, Included Above
December 31, 2023	52,277	30,633	82,910
December 31, 2024	58,902	24,953	83,855

Exhibit 99.3

	NGLs (MBbl)
	Historical		Pro Forma Combined
	Riley Permian	Silverback

December 31, 2023	20,749	5,024	25,773
Acquisitions	1,176	—	1,176
Extensions and discoveries	3,837	169	4,006
Revisions	5,751	528	6,279
Production	(1,486)	(370)	(1,856)
December 31, 2024	30,027	5,351	35,378

Proved Developed Reserves, Included Above:
December 31, 2023	11,502	940	12,442
December 31, 2024	19,312	1,323	20,635

Proved Undeveloped Reserves, Included Above
December 31, 2023	9,247	4,084	13,331
December 31, 2024	10,715	4,028	14,743

	Total Reserves Equivalent (MBoe)
	Historical		Pro Forma Combined
	Riley Permian	Silverback

December 31, 2023	107,715	31,837	139,552
Acquisitions	4,269	—	4,269
Extensions and discoveries	15,600	746	16,346
Revisions	4,270	(3,770)	500
Production	(8,252)	(1,889)	(10,141)
December 31, 2024	123,602	26,924	150,526

Proved Developed Reserves, Included Above:
December 31, 2023	60,178	5,264	65,442
December 31, 2024	76,646	6,179	82,825

Proved Undeveloped Reserves, Included Above
December 31, 2023	47,537	26,573	74,110
December 31, 2024	46,956	20,746	67,702
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, Natural Gas and NGL Reserves
The following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Transactions been consummated on January 1, 2024, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors. The following tables present the estimated pro forma discounted future net cash flows as of December 31, 2024. The pro forma standardized measure information set forth below gives effect to the Transactions as if they were consummated on January 1, 2024:

Exhibit 99.3

	Year Ended December 31, 2024
	Historical		Pro Forma Adjustments(1)	Pro Forma Combined
	Riley Permian	Silverback
	(In thousands)
Future crude oil, natural gas and NGLs sales	$4,764,599	$1,231,869	$—	$5,996,468
Future production costs	(1,638,032)	(342,012)	—	(1,980,044)
Future development costs	(325,414)	(225,397)	—	(550,811)
Future income tax expense	(524,581)	—	(170,766)	(695,347)
Future net cash flows	2,276,572	664,460	(170,766)	2,770,266
10% annual discount	(1,034,771)	(308,700)	64,319	(1,279,152)
Standardized measure of discounted future net cash flows	$1,241,801	$355,760	$(106,447)	$1,491,114
_____________________
(1)Pro forma adjustments represent effects of income tax on the undiscounted and discounted future net cash flows associated with the Silverback Acquisition. Corporate income taxes were not allocated to the Silverback Acquisition on a historical basis.
The changes in the pro forma standardized measure for the year ended December 31, 2024, are as follows:

	Year Ended December 31, 2024
	Historical		Pro Forma Adjustments(1)	Pro Forma Combined
	Riley Permian	Silverback
	(In thousands)
Balance, beginning of period	$1,260,465	$438,154	$—	$1,698,619
Sales of crude oil, natural gas and NGLs, net	(308,907)	(44,779)	—	(353,686)
Net change in prices and production costs	(238,938)	(82,091)	—	(321,029)
Net changes in future development costs	9,976	114,837	—	124,813
Extensions and discoveries	253,381	13,883	—	267,264
Acquisition of reserves	47,020	—	—	47,020
Revisions of previous quantity estimates	71,800	(90,008)	—	(18,208)
Previously estimated development costs incurred	38,858	—	—	38,858
Net change in income taxes	(2,035)	—	(106,447)	(108,482)
Accretion of discount	158,406	34,814	—	193,220
Other	(48,225)	(29,050)	—	(77,275)
Balance, end of period	$1,241,801	$355,760	$(106,447)	$1,491,114
_____________________
(1)Pro forma adjustments represent effects of income tax on the undiscounted and discounted future net cash flows associated with the Silverback Acquisition. Corporate income taxes were not allocated to the Silverback Acquisition on a historical basis.